EXHIBIT 32

Rule 13a-14(b) Certification

The undersigned officers certify that this report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of China Gewang Biotechnology, Inc..

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to China Gewang Biotechnology, Inc. and will be retained by China Gewang Biotechnology, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date: February 10, 2017	/s/ Li Wang
Li Wang,
(Chief Executive Officer)

Date: February 10, 2017	/s/ Ming Cheng
Ming Cheng,
(Chief Financial Officer)